 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 20, 2024
(Date of earliest event reported)

 ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Washington Boulevard
6th Floor
Stamford, CT 06902
(Principal Executive Office)
Telephone Number: (914) 641-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).                                                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers
(b) On January 20, 2024, Mr. Nicholas Fanandakis notified the Company that he will not stand for re-election as a director of ITT Inc. (the “Company”) when his current term expires at the Company's next annual meeting of stockholders (the "Annual Meeting"), which is expected to be held on May 15, 2024. Mr. Fanandakis’ decision was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices and he will continue to serve as a director of the Company until the 2024 annual meeting of stockholders.
The Company’s Board of Directors continues its previously announced succession planning and Board refreshment process and has appointed three new directors since the 2023 annual meeting of stockholders, all of whom, if nominated, will stand for election at the 2024 annual meeting of stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc.
(Registrant)

January 22, 2024	By:	/s/ Lori B. Marino
		Name:	Lori B. Marino
		Title:	Senior Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)